                                                                     EXHIBIT 3.5

                   [SEAL OF THE STATE OF TEXAS APPEARS HERE]


                              SECRETARY OF STATE


                           CERTIFICATE OF AMENDMENT
                                      OF

                              LOOMIS, FARGO & Co.
                                   FORMERLY:
                              LOOMIS ARMORED INC.

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:         January 24, 1997

Effective:     January 24, 1997




[SEAL APPEARS HERE]                                 /s/ ANTONIO O. GARZA, JR.
                                                    ----------------------------
                                                       Antonio O. Garza, Jr.
                                                         Secretary of State

                                                               Filed
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                           January 24, 1997
                                                         Corporations Section



                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                              LOOMIS ARMORED INC

   Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


   ARTICLE ONE: The name of the Corporation is Loomis Armored Inc. (the "Corporation").


   ARTICLE TWO: The following Amendment to the Articles of Incorporation (the "Amendment") was adopted by the Shareholders of the Corporation on January 24,
 ---------
1997. The Amendment has been adopted to change the name of the Corporation to Loomis, Fargo & Co.

   The Amendment amends ARTICLE ONE of the original Articles of Incorporation,
                        -----------
which, as amended, shall read as follows:

                                  ARTICLE ONE
                                  -----------

   The name of the Corporation is Loomis, Fargo & Co.


   ARTICLE THREE: The holders of all of the shares of capital stock outstanding are entitled to vote on the Amendment and have signed a Written Consent adopting the Amendment. The number of shares of capital stock of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares of capital stock entitled to vote thereon was 1,000.

   IN WITNESS WHEREOF, the undersigned Corporation has executed these Articles of Amendment as of this 24th day of January, 1997

                               LOOMIS ARMORED INC


                               By: /s/  JAMES K. JENNINGS, JR.
                                  ----------------------------------------------
                                    James K. Jennings, Jr.
                                    Vice President, Chief Financial
                                    Officer and Treasurer

                   [SEAL OF THE STATE OF TEXAS APPEARS HERE]

                           CERTIFICATE OF AMENDMENT

                                      FOR

                              LOOMIS ARMORED INC.

                           CHARTER NUMBER  00051636



    THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS,
HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO
CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.



DATED DEC. 30, 1993

EFFECTIVE DEC. 30, 1993


                                           /s/ JOHN HANNAH JR.
                                           ------------------------------------
                                           Secretary of State

                             ARTICLES OF AMENDMENT

                      TO THE ARTICLES of INCORPORATION OF

                              LOOMIS ARMORED INC.

    Loomis Armored Inc., a Texas corporation, (the "Corporation"), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts the following amendment to its existing Articles of Incorporation.


                                   ARTICLE I
                                   ---------

    The name of the Corporation is Loomis Armored Inc.


                                  ARTICLE II
                                  ----------

    The Articles of Incorporation are hereby amended to add a Section 10 to
Article VIII of the Articles of Incorporation to read as follows:



        Section 10. Elimination of Director Liability. Directors of the
                    ---------------------------------
    Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission undertaken in the director's capacity as a director, except that this provision of the Articles of Incorporation shall not limit the liability of a director to the extent that the director is found and finally determined by order of a court of last resort and competent jurisdiction to be liable for: (i) a breach of the director's duty of loyalty to the Corporation; (ii) an act or omission undertaken in bad faith that constitutes a breach of the duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of law; (iii) transactions from which the director receives an improper personal benefit; (iv) an act or omission for which the liability of the director is expressly provided by. an applicable statute; or (v) causing the payment by the Corporation of a wrongful dividend or unlawful repurchase of the Corporation's stock.

                                 ARTICLE III
                                 ------------

    The foregoing amendment to the Articles was adopted and approved by the sole shareholder of the Corporation by executing a written consent adopting said amendment.



                                  ARTICLE IV
                                  ----------

    Forty-Six Thousand Seven Hundred Sixty-Nine (46,769) shares of common stock, par value $10 per share, of the Corporation ("Common Stock") were issued and outstanding at the time of such adoption. The number of shares entitled to vote thereon is 46,769.


                                   ARTICLE V
                                   ---------

    All 46,769 shares of Common Stock were voted in favor of the foregoing amendment.

                                  ARTICLE VI
                                  ----------


    The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares, nor does it affect a change in the amount of stated capital.

    IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned officers of the Corporation as of this the 22nd day of November, 1993.


                                LOOMIS ARMORED INC.


                                By  /s/ JAMES B. MATTLY
                                    -------------------------------
                                    JAMES B. MATTLY, President
                                    and Chief Operating Officer


                                By  /s/ JAY I. APPLEBAUM
                                    -------------------------------
                                    JAY I. APPLEBAUM, Secretary

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             AUG 12 1993
                                                         Corporations Section


                                  RESTATEMENT
                                  -----------

                                      OF
                                      --

                         ARTICLES OF INCORPORATION OF
                         ----------------------------

                              LOOMIS ARMORED INC.
                              -------------------

                        (Including Amendments Thereto)


        LOOMIS ARMORED INC., a Texas corporation (the "Corporation"), pursuant to the provisions of Articles 4.04 and 4.07 of the Texas Business Corporation Act, hereby adopts the following Restated Articles of Incorporation, including an Amendment to its Articles of Incorporation.



                                  ARTICLE ONE
                                  -----------

        The name of the Corporation is LOOMIS ARMORED INC.


                                  ARTICLE TWO
                                  -----------

        The Board of Directors of the Corporation, by unanimous consent of the Directors dated as of the 26th day of July 1993 did propose that the Articles of Incorporation of the Corporation be amended and restated, and the shareholders of the Corporation unanimously approved such proposed amendments and the restatement of the articles, as follows:



        1. The Articles of Incorporation of LOOMIS ARMORED INC. set forth below are to replace and restate the entire Articles of Incorporation, such following Articles now including all of the Articles of Incorporation of the Corporation as amended are supplemented to date and including further amendments implemented hereby:

                      "RESTATED ARTICLES OF INCORPORATION
                      -----------------------------------

                                      OF
                                      --

                              LOOMIS ARMORED INC.
                              -------------------

                                  ARTICLE I.

                                     Name
                                     ----

        The name of the Corporation is LOOMIS ARMORED INC.

                                  ARTICLE II.

                                   Duration
                                   --------

        The period of the duration of the Corporation is perpetual.

                                 ARTICLE III.

                                    Purpose
                                    -------

        The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

                                 Capital Stock
                                 -------------

        Section 1.  Authorized Shares.  The aggregate number of shares which the
                    -----------------
Corporation shall have authority to issue is 50,000 of which all shall be shares of Common Stock of $10.00 par value per share.

        Section 2.  Preemptive Rights Denied.  No shareholder shall have any
                    ------------------------
preemptive right to acquire any additional unissued or treasury shares of the Corporation of any class now or hereafter authorized or held.

        Section 3.  Cumulative Voting Denied.  shareholders of the Corporation
                    ------------------------

shall not have the right to accumulate their votes at any election of directors. At each such election of directors, each shareholder shall be entitled to vote in person or by proxy the number of shares owned by him in the election of each director for whose election he has a right to vote.

                                  ARTICLE V.

                 Initial Consideration for Issuance of Shares
                 --------------------------------------------

        The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE VI.

                          Registered Office and Agent
                          ---------------------------

        The address of the registered office of the Corporation is 350 North St. Paul Street, Dallas, Texas 75201. The name of the registered agent of the Corporation is C.T. Corporation Systems.

                                  ARTICLE VII

                              Board of Directors
                              ------------------

        The number of directors shall from time to time be fixed by the Bylaws of the Corporation. The number of directors constituting the board of Directors is not less than three (3) nor more than eleven (11). Directors need not be residents of the State of Texas or shareholders of the Corporation. The names and addresses of the persons who are elected to serve as directors until the next annual meeting of the shareholders, or until their successors shall have been duly elected and qualified, unless they shall sooner die, resign or be removed, in accordance with the Bylaws of the Corporation, are as follows:

            Name                       Address
            ----                       -------

     Frederick B. Hegi, Jr.    750 North St. Paul, #1200
                               Dallas, TX  75201

     Thomas W. Sturgess        750 North St. Paul, #1200
                               Dallas, TX  75201

     James T. Callier, Jr.     950 Echo Lane, #335
                               Houston, TX  77024

     James B. Mattly           750 North St. Paul, #1200
                               Dallas, TX  75201

     David S. Teed             521 South Rossmore Avenue
                               Los Angeles, CA  90020

     Edward H. Hamlett         1222 Sherfield Ridge
                               Katy, TX  77450


The power to amend the Bylaws of the Corporation is reserved for the Board of Directors, which amendment may not be effected without the unanimous approval of the Board of Directors.

                                 ARTICLE VIII.

             Indemnification and Limitation of Director Liability
             ----------------------------------------------------

        Section 1.  Definitions.  For the purposes of this section, "agent"
                    -----------
means any person who is or was a director, officer, or other authorized agent of this Corporation, and any person who is or was serving as a director, officer or authorized agent of another corporation, partnership, joint venture, trust or other enterprise controlled by this Corporation and at the request of this Corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include, but are not limited to, attorneys' fees and any expenses of establishing a right to indemnification under this section.

        Section 2.  Power to Indemnify.  The Corporation shall indemnify any
                    ------------------
person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, to the fullest extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such, shall run to the benefit of any agent of the Corporation while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such agent or the obligations of the Corporation with respect to any claim arising from or related to the services of such agent in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII.

        Section 3.  Successful Defense.  To the extent that an agent has been
                    ------------------
successful on the merits of any proceeding, the Corporation shall indemnify the agent for expenses (including attorneys' fees) and costs actually and reasonably incurred.

        Section 4.  Advancing Expenses.  An agent shall have the right to be
                    ------------------
paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

        Section 5.  Indemnity Not Exclusive.  The rights conferred under this
                    -----------------------
Article VIII shall not be exclusive of any other right which any agent may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

        Section 6.  Negligent Acts by Agent.  Without limiting the generality
                    -----------------------
of this Article VIII, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to proceedings involving negligence (but not willful or grossly negligent conduct) of such agent.

        Section 7.  Insurance Indemnification.  The Corporation shall have the
                    -------------------------
power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against that liability.

        Section 8.  Employee Benefit Plans.  For purposes of this Article VIII,
                    ----------------------
the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him/her of his/her duties to the Corporation also imposes duties on or otherwise involves services by him/her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him/her with respect to an employee benefit plan in the performance of his/her duties for a purpose reasonably believed by him/her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation and is subject to indemnification under this Article.

        Section 9.  Continuation of Indemnification and Advancement of Expenses.
                    -----------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, and further, the provisions of this Article VIII shall continue to be applicable for matters occurring prior to the revocation or amendment of this Article VIII if it is revoked or amended to eliminate or reduce the effect of this Article VIII. Nothing herein is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The provisions hereof shall be severable such that if any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the applicable officer, director, employee or other person to the full extent permitted by any applicable portion hereof that shall not have been invalidated, and the balance of this Article VIII not so invalidated shall be enforceable in accordance with its terms.

        IN WITNESS WHEREOF, these Restated Articles of Incorporation of the Corporation have been executed by the undersigned officer of the Corporation as of the 26th day of July 1993.

                                 ARTICLE THREE
                                 -------------

        Each amendment to the existing Articles of Incorporation effective hereby has been effected in conformity with the provisions of the Texas Business Corporation Act.



                                 ARTICLE FOUR
                                 ------------

        This instrument accurately copies the Articles of Incorporation as amended and supplemented to date and as further amended by such Restated Articles of Incorporation and contains no other change in any provision thereof.



                                 ARTICLE FIVE
                                 ------------

        The sole shareholder of the Corporation adopted the above amendments and approved the restatement of the Articles of Incorporation, as amended, by a Consent action dated as of the 26th day of July, 1993.



                                  ARTICLE SIX
                                  -----------

        Forty Six Thousand Seven Hundred Sixty Nine (46,769) shares of Common Stock, par value $10.00 per share, of the Corporation ("Common Stock") were issued and outstanding at the time of such adoption. The number of shares entitled to vote thereon was 46,769.

                                 ARTICLE SEVEN
                                 -------------

        The holder of all the shares outstanding and entitled to vote on said amendments has signed a consent in writing adopting said amendments.



                                 ARTICLE EIGHT
                                 -------------

        There is no exchange, reclassification or cancellation of issued shares effected by this Amendment.



                                 ARTICLE NINE
                                 ------------

        Such Amendment does not effect a change in the amount of the stated capital of the Corporation.



        IN WITNESS WHEREOF, these Articles of Amendment setting forth the Restated Articles of Incorporation of the Corporation have been executed by the undersigned officer of the Corporation as of the 26th day of July 1993.



                                        LOOMIS ARMORED INC.


                                        By: /s/ JAMES B. MATTLY
                                           ----------------------------------
                                           JAMES B. MATTLY
                                           President and Chief Operating
                                           Officer



                                        By: /s/ JAY I. APPLEBAUM
                                           ----------------------------------
                                           JAY I. APPLEBAUM
                                           Secretary